UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 2, 2015

ATHERONOVA INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On March 2, 2015, the Registrant and AtheroNova Operations, Inc., its wholly-owned subsidiary, filed voluntary petitions under Chapter 11 of the U. S. Bankruptcy Code in the U. S. Bankruptcy Court, Central District of California, Santa Ana division. The cases are expected to be jointly administered. The Registrant will evaluate all options, including a Bankruptcy Court supervised asset sale process, for all or substantially all of its assets to a party who could potentially be interested in continuing the Company’s clinical programs.

During the restructuring process, the Registrant will continue to operate in the ordinary course including continuing evaluation of its recently concluded Phase 1b clinical trial in Russia. In addition, the Registrant intends to request Bankruptcy Court approval of a series of customary motions.

On March 3, 2015, the Registrant issued a press release entitled “AtheroNova and its Subsidiary File for Chapter 11 Bankruptcy Protection.” The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Court filings for the bankruptcy cases are available at https://www.pacer.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit

Number	Description

99.1	Press release entitled “AtheroNova and its Subsidiary File for Chapter 11 Bankruptcy Protection.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: March 3, 2015	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

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